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                                                                   EXHIBIT 10.18

                               ANDREW CORPORATION
                          MANAGEMENT INCENTIVE PROGRAM

           As approved by the Board of Directors on November 18, 1999 and by the Stockholders on February 8, 2000

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                                                                              PAGE
1.   Purposes of the Program...................................................1
2.   Definitions...............................................................1
3.   Administration............................................................2
     3.1. Committee............................................................2
     3.2. Committee Authority..................................................3
4.   Common Stock Subject to the Program; Adjustments..........................3
     4.1. Shares Authorized....................................................3
     4.2. Adjustments..........................................................3
5.   Long-Term Incentives......................................................3
     5.1. Grants of Long-Term Incentives.......................................3
     5.2. Stock Awards.........................................................4
     5.3. Options..............................................................4
     5.4. Performance Units....................................................5
     5.5. Termination of Employment............................................5
6.   Change-in-Control.........................................................6
7.   General Provisions........................................................6
     7.1. No Employment Rights Conferred.......................................6
     7.2. Acceptance of Program................................................6
     7.3. Withholding..........................................................6
     7.4. Non-Transferability; Exceptions......................................7
     7.5. No Segregation; No Property Interest.................................7
     7.6. Certain Forfeitures..................................................7
     7.7. Governing Law........................................................7
8.   Amendment or Termination of Program.......................................7

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                               ANDREW CORPORATION
                          MANAGEMENT INCENTIVE PROGRAM

1.   PURPOSES OF THE PROGRAM

     The purposes of the Management Incentive Program are to assist the Company in attracting and retaining individuals of outstanding competence, and to provide performance incentives for officers, executives and other key personnel.

2.   DEFINITIONS

     "Beneficiary": A person or entity (including a trust or the estate of the Key Employee) designated by the Key Employee to succeed to any rights that he or she may have in Long-Term Incentives at the time of death. No such designation, or any revocation or change thereof, shall be effective unless made in writing by the Key Employee on a form provided by the Company and delivered to the Company prior to the Key Employee's death. If, on the death of a Key Employee, there is no living person or entity in existence so designated, the term "Beneficiary" shall mean the legal representative of the Key Employee's estate.

     "Board": The Board of Directors of the Company.

     "Change-in-Control": Any of the following: (i) the merger or consolidation of the Company with any other corporation following which the holders of Common Stock immediately prior thereto hold less than 60% of the outstanding common stock of the surviving or resulting entity; (ii) the sale of all or substantially all of the assets of the Company to any person or entity other than a wholly owned subsidiary; (iii) any person or group of persons acting in concert, or any entity, becomes the beneficial owner, directly or indirectly, of more than 20% of the outstanding Common Stock; or (iv) those individuals who, as of the close of the most recent annual meeting of the Company's stockholders, are members of the Board (the "Existing Directors") cease for any reason to constitute more than 50% of the Board. For purposes of the foregoing, a new director will be considered an Existing Director if the election, or nomination for election by the Company's stockholders, of such new director was approved by a vote of a majority of the Existing Directors. No individual shall be considered an Existing Director if such individual initially assumed office as a result of either an actual or threatened election contest subject to Rule 14a-11 under the Securities Exchange Act of 1934 or other actual or threatened solicitation of proxies by or on behalf of anyone other than the Board, including by reason of any agreement intended to avoid or settle any election proxy contest.

     "Committee": The Compensation Committee of the Board or such other committee designated by the Board to administer the Program pursuant to the provisions of Section 3.1.

     "Code": The Internal Revenue Code of 1986, as amended.

     "Common Stock": The common stock, $.01 par value, of the Company or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 4.

     "Company": Andrew Corporation, a Delaware corporation, and its successors and assigns.

     "Disability": Eligible for Social Security disability benefits or disability benefits under the Company's long-term disability plan, based upon a determination by the Committee that the condition arose prior to termination of employment.

     "Incentive Stock Option": A form of stock option that is defined in Code
Section 422.


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     "Key Employee": An employee of the Company or of a subsidiary thereof regularly employed on a full-time basis, including an officer or director if he or she is such an employee, who, in the opinion of the Committee, is in a position to make significant contributions to the earnings of the Company.

     "Long-Term Incentive": An award in one of the forms provided for in Section 5.

     "Market Value": As of any date, the average of the high and low sale prices of the Common Stock on such date as reported on the Nasdaq National Market system or, if no such sales were reported for such date, on the next preceding date for which such sales were reported.

     "Option": An option to purchase shares of Common Stock granted under
Section 5.3.

     "Performance Unit": A contingent right granted pursuant to Section 5.4 to receive a cash award or shares of Common Stock.

     "Program": This Management Incentive Program, as from time to time amended.

     "Restricted Stock": Shares of Common Stock subject to restrictions.

     "Retirement": The termination of a Key Employee's employment with the Company and its subsidiaries for retirement purposes if such termination (i) occurs on or after his or her sixty-fifth birthday; or (ii) occurs on or after his or her fifty-fifth birthday with the written consent of the Chief Executive Officer of the Company or, in the case of the Chief Executive Officer's retirement, with the consent of the Committee.

     "Stock Award": An award granted pursuant to Section 5.2.

3.   ADMINISTRATION

     3.1. Committee. The Program shall be administered by a committee of three or more persons selected by the Board from its own membership, which shall be the Compensation Committee of the Board unless the Board designates another committee. No person shall be appointed to or shall serve as a member of the Committee unless at the time of such appointment and service he or she shall be a "non-employee director," as defined in Rule 16b-3 under the Securities Exchange Act of 1934. To the extent required to comply with Code Section 162(m) and the related regulations, each member of the Committee shall qualify as an "outside director" as defined therein.

     3.2. Committee Authority. The Committee shall have full power and authority to (i) interpret and administer the Program, (ii) adopt rules and regulations for its administration, (iii) designate the Key Employees to receive grants under the Program, (iv) determine the amount to be granted to each Key Employee and (v) determine the conditions, form, manner, time and terms of payment or grants of Long-Term Incentives. All action taken by the Committee shall be final, binding and conclusive on the Company, all Key Employees and other employees, their Beneficiaries, successors and assigns, and on all other persons claiming under or through any of them.


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4.   COMMON STOCK SUBJECT TO THE PROGRAM; ADJUSTMENTS

     4.1. Shares Authorized. Subject to Section 4.2, the shares of Common Stock that may be issued or transferred under the Program shall not exceed 4,000,000. Such shares may be authorized but unissued shares of Common Stock, shares of treasury stock or shares purchased for the Program. Any shares of Common Stock withheld or surrendered to pay withholding taxes pursuant to Section 7.3 or surrendered in full or partial payment of the exercise price of an Option pursuant to Section 5.3 shall be added to the shares of Common Stock available for issuance or transfer. If any shares of Common Stock subject to Long-Term Incentives are not issued or transferred for any reason, or if any such shares are issued or transferred and are subsequently reacquired by the Company because of a Key Employee's failure to comply with the terms of such Long-Term Incentive, the shares not so issued or transferred or reacquired shall not be charged against the maximum limitation set forth above and may again be made subject to Long-Term Incentives.

     4.2. Adjustments. The Committee shall make or provide for appropriate adjustments in the number and type of shares to be made available, the number of shares allotted to an individual and the option price per share, to give effect to any changes in capitalization or classification, including stock splits, stock dividends, offering of rights to subscribe or convert to shares of Common Stock, or any merger, consolidation or other reorganization.

5.   LONG-TERM INCENTIVES

     5.1. Grants of Long-Term Incentives.

     (a) Long-Term Incentives may be granted, in whole or in part, in one or more of the following forms:

          (i)   A Stock Award in accordance with Section 5.2;

          (ii)  An Option in accordance with Section 5.3; or

          (iii) A Performance Unit in accordance with Section 5.4.

     (b) The terms of any grant of Long-Term Incentives and the number of shares of Common Stock or Performance Units subject to such grant shall be determined by the Committee; provided that, the maximum annual amount payable in cash to any Key Employee for his or her Performance Units shall not exceed 200% of the Key Employee's average base salary over the applicable performance period, and the maximum annual number of shares of Common Stock that may be issued or transferred to any Key Employee pursuant to Long-Term Incentives shall not exceed 20% of the total shares authorized to be issued or transferred pursuant to Section 4.1.

     (c) The aggregate Market Value (determined on the date the Option is granted) of the Common Stock for which any Key Employee may be granted Incentive Stock Options in the calendar year in which such Options are first exercisable shall not exceed $100,000.

     (d) No more than 10% of the shares of Common Stock authorized to be issued or transferred pursuant to Section 4.1 may be used for grants of Stock Awards.


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     5.2. Stock Awards. Long-Term Incentives granted as Stock Awards may be in the form of Restricted Stock or a commitment to issue or transfer Common Stock and shall contain such terms and conditions as the Committee determines, including forfeiture provisions and restrictions on transfer. Upon the issuance or transfer of Common Stock pursuant to a Stock Award, the Key Employee shall be entitled to receive dividends, to vote and to exercise all other rights of a stockholder as to such Common Stock except to the extent otherwise specifically provided in the Stock Award. If the Committee intends the Restricted Stock granted to any Key Employee to satisfy the performance-based compensation exemption under Code Section 162(m) ("Qualifying Restricted Stock"), the extent to which the Qualifying Restricted Stock will vest shall be based on the attainment of performance goals established in writing prior to commencement of the performance period by the Committee from the list in Section 5.4(b). The level of attainment of such performance goals and the corresponding number of shares of vested Qualifying Restricted Stock shall be certified by the Committee in writing pursuant to Code Section 162(m) and the related regulations.

     5.3. Options. Long-Term Incentives granted as Options shall be subject to the following provisions:

     (a) The Option price per share of Common Stock shall be determined by the Committee, but shall not be less than the Market Value of a share of Common Stock on the date the Option is granted. The Option price may not be changed after the grant date.

     (b) The expiration date of each Option shall be established by the Committee at the time the Option is granted. Incentive Stock Options may not be granted after November 17, 2009 and must expire not later than ten years from their grant date.

     (c) An Option shall be considered exercised on the date written notice is mailed (postage prepaid) or delivered to the Secretary of the Company advising of the exercise of a particular Option and transmitting payment of the Option price for the shares involved. Payment may be made in cash or by the surrender of Common Stock that has a Market Value equal to the exercise price, or by a combination thereof; provided that, Common Stock previously acquired from the Company may not be surrendered unless it has been held for at least six months. No Common Stock shall be issued or transferred upon exercise of an Option until full payment therefor has been made.

     5.4. Performance Units. Long-Term Incentives granted as Performance Units shall be subject to the following provisions:

     (a) The performance period for the attainment of performance goals shall be determined by the Committee.

     (b) Prior to the commencement of the performance period, the Committee shall establish in writing an initial target value or number of shares of Common Stock for the Performance Units to be granted to a Key Employee, the duration of the performance period, and the specific performance goals to be attained, including performance levels at which various percentages of Performance Units will be earned and the minimum level of attainment to be met to earn any portion of the Performance Units. If the Committee intends the Performance Units granted to any Key Employee to satisfy the performance-based compensation exemption under Code Section 162(m) ("Qualifying Performance Units"), the performance goals shall be based on one or more of the following objective criteria: generation of free cash, earnings per share, revenue, market share, stock price, cash flow, earnings, operating expense ratios, return on sales, return on capital, return on assets, return on investment, productivity, delivery performance, quality, or level of improvement in any of the foregoing. After the end of a performance period, the Committee shall certify in writing the extent to which performance goals have been met and shall compute the payout to be received by each Key Employee. The Committee may not adjust upward the amount payable under Qualifying Performance Units to any Key Employee who is a covered employee under Code Section 162(m).


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     5.5. TERMINATION OF EMPLOYMENT

     (a) Unless determined otherwise by the Committee, and subject to Section 6 below, all unvested Options and Stock Awards and all unpaid Performance Units shall be forfeited upon termination of employment for reasons other than Retirement, Disability or death.

     (b) Subject to Section 7.6, upon termination of employment by reason of Retirement, Disability or death, all unvested Options and Stock Awards shall become fully vested and any Performance Units shall become payable to the extent determined by the Committee.

     (c) Upon termination by reason of Retirement or Disability, Options shall be exercisable until not later than the earlier of three years after the termination date or the expiration of their term. Upon the death of a Key Employee, while employed by the Company or after terminating by reason of Retirement or Disability, Options shall be exercisable by the Key Employee's Beneficiary not later than the earliest of one year after the date of death, three years after the date of termination due to Retirement or Disability, or the expiration of their term.

     (d) Upon termination for any reason other than Retirement, Disability or death, any Options vested prior to such termination may be exercised during the three-month period commencing on the termination date, but not later than the expiration of their term. If a Key Employee dies during such post-employment period, such Key Employee's Beneficiary may exercise the Options (to the extent they were vested and exercisable on the date of employment termination), but not later than the earlier of one year after the date of death or the expiration of their term.

6.   CHANGE-IN-CONTROL

     In the event of a Change-in-Control, all Long-Term Incentives shall vest and the maximum value of each Key Employee's Performance Units, prorated for the number of full months of service completed by the Key Employee during the applicable performance period, shall immediately be paid in cash to the Key Employee. Options that become vested upon a Change-in-Control may be exercised only during the 90 days immediately thereafter.

7.   GENERAL PROVISIONS

     7.1. No Employment Rights Conferred. Neither the adoption of this Program nor its operation, nor any booklet or other document describing or referring to this Program, or any part thereof, shall confer upon any employee any right to continue in the employ of the Company or any subsidiary thereof or shall in any way affect the right and power of the Company or any subsidiary to dismiss or otherwise terminate the employment of any employee at any time for any reason with or without cause.

     7.2. Acceptance of Program. By accepting any benefits under the Program, each Key Employee and each person claiming under or through a Key Employee shall be conclusively deemed to have indicated his or her acceptance of all provisions of the Program and his or her consent to any action or decision under the Program by the Company, the Board or the Committee.

     7.3. Withholding. The Company may withhold, or allow a Key Employee to remit to the Company, any Federal, state or local taxes applicable to any grant, exercise, vesting, distribution or other event giving rise to income tax liability with respect to a Long-Term Incentive. In order to satisfy all or a portion of the income tax liability that arises with respect to a Long-Term Incentive, a Key Employee may elect to surrender Common Stock held by the Key Employee or to have the Company withhold Common Stock that would otherwise be issued pursuant to the exercise of an Option or in connection with any other Long-Term Incentive, but any withheld Common Stock and any surrendered Common Stock held by the Key Employee for less than six months, may be used only to satisfy the minimum tax withholding required by law.


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     7.4. Non-Transferability; Exceptions. Except as hereinafter provided, no
Long-Term Incentive may be assigned, transferred or subjected to any encumbrance, pledge or charge of any nature; provided that a Key Employee may designate a Beneficiary to receive a Long-Term Incentive in the event of the Key Employee's death. Under such procedures as the Committee may establish, Long-Term Incentives may be transferred by gift to members of a Key Employee's immediate family (i.e., children, grandchildren and spouse) or to one or more trusts for their benefit or to partnerships in which such family members and the Key Employee are the only partners, provided that (i) any agreement governing such Long-Term Incentives expressly so permits or is amended to so permit, (ii) the Key Employee does not receive any consideration for such transfer, and (iii) the Key Employee provides such documentation or information concerning any such transfer or transferee as the Committee may reasonably request. Any transferred Long-Term Incentives shall be subject to the same terms and conditions that applied immediately prior to their transfer. In no event shall such transfer rights apply to any Incentive Stock Option.

     7.5. No Segregation; No Property Interest. Nothing in this Program shall require the Company to segregate or set aside any funds or other property for the purpose of paying a Long-Term Incentive. No Key Employee, Beneficiary or other person shall have any right, title or interest in any amount awarded under the Program prior to payment thereof, or in any property of the Company or any affiliated corporation.

     7.6. Certain Forfeitures. Except for a Long-Term Incentive that has vested pursuant to Section 6, the Committee may declare a Long-Term Incentive, whether vested or unvested, to be forfeited if the Key Employee or former Key Employee competes with the Company or engages in conduct that, in the opinion of the Committee, adversely affects the Company.

     7.7. Governing Law. The Program, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Illinois.

8.   AMENDMENT OR TERMINATION OF PROGRAM

     This Program may be amended or terminated by the Board at any time, provided that, without the approval of the stockholders of the Company, no amendment that increases the maximum number of shares of Common Stock that may be subject to Long-Term Incentives shall be effective. No amendment or termination of the Program or any portion thereof shall, without the consent of a Key Employee, adversely affect any award previously made or any other rights previously granted to such Key Employee.


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